Exhibit 4.2

[English Translation]

ASSET INJECTION AGREEMENT

This Asset Injection Agreement (the “Agreement”) is executed by the following three parties on April 9, 2004 in Hohhot, the People’s Republic of China (“China”):

(1)	CHINA MOBILE COMMUNICATIONS CORPORATION, a wholly state-owned limited liability company duly established and in valid existence under the laws of China, with its legal address at 29 JinRong Dajie, XiCheng District, Beijing, China (“CMCC”);

(2)	NEIMENGGU COMMUNICATION SERVICE COMPANY, a wholly state-owned enterprise duly established and in valid existence under the laws of China, with its legal address at 61 HuLun Nan Lu, Hohhot, Neimenggu Autonomous Region, China (the “Service Company”); and

(3)	NEIMENGGU MOBILE COMMUNICATION COMPANY LIMITED, a limited liability company duly established and in valid existence under the laws of China, with its legal address at 61 HuLun Nan Lu, Hohhot, Neimenggu Autonomous Region, China (“Neimenggu Mobile”).

WHEREAS:

1.	Both Neimenggu Mobile and the Service Company are legal persons wholly-owned by CMCC;

2.	Pursuant to the relevant laws and regulations, the “Articles of Incorporation of CMCC” agreed in principle by the State Council and published by the Ministry of Information Industry and the former State Economy & Trade Commission, and approval of relevant government authorities, CMCC has decided to, in the name of CMCC, inject and contribute the mobile telecommunication businesses operated and managed by the Service Company in Neimenggu Autonomous Region and Related Assets and Related Liabilities into Neimenggu Mobile, which will be operated and managed by Neimenggu Mobile.

NOW, THEREFORE, the three Parties, namely CMCC, the Service Company and Neimenggu Mobile, have reached the following agreement:

ARTICLE ONE    DEFINITIONS

1.1	Unless the context indicates otherwise, the following terms shall have the meanings as defined below:

“ASSET APPRAISAL REPORT” shall mean the asset appraisal report, with the Base Date being December 31, 2003, prepared by Zhongqihua Asset Appraisal Company Limited and approved by the Commission of the State-owned Assets Supervision and Administration of the State Council with regard to the assets and liabilities of the mobile telecommunication businesses in Neimenggu Autonomous Region (see Appendix A of the Agreement).

“RELATED ASSETS” shall mean all assets set out in the Asset Appraisal Report and the contracts, agreements, certificates, business and operational data, documents and files and all rights and interests in relation to the said assets.

“RELATED LIABILITIES” shall mean all liabilities set out in the Asset Appraisal Report and the contracts, agreements, certificates, business and operational data, documents and files in relation to the said liabilities.

“RELATED PERSONNEL” shall mean the 2,055 employees engaged in mobile telecommunication services and employed by Neimenggu Mobile Communication Company (the predecessor of the Service Company) of CMCC.

“RELATED SERVICES” shall mean the mobile telecommunication businesses (and other telecommunication businesses) operated by Neimenggu Mobile Communication Company (the predecessor of the Service Company) of CMCC in Neimenggu and all the telecommunication business licenses, spectrum use permits, telecommunication networks number resources use approvals, mobile telecommunication base station licenses and all other related authorizations held by it.

“EFFECTIVE DATE” shall mean the date when the Agreement is executed.

1.2	Unless the Agreement specifies otherwise, the articles and appendixes mentioned herein shall mean the articles and appendixes of the Agreement. All appendixes constitute an integral part of the Agreement.

ARTICLE TWO    INJECTION OF ASSETS AND SERVICES

2.1	CMCC shall, on the Effective Date, inject all the Related Assets, the Related Liabilities and the Related Services into Neimenggu Mobile.

2.2	Upon the Effective Date, Neimenggu Mobile shall beneficially own the Related Assets and the Related Services, clear and free of any encumbrance, pledge or any other third-party interests, and shall assume the Related Liabilities.

2.3	Pursuant to the Asset Appraisal Report, the total value of such Related Assets and Related Liabilities is RMB2,852,621,800.

2.4	During the period from the Base Date (i.e. December 31, 2003) to the Effective Date, Neimenggu Mobile shall enjoy and assume any and all assets, interests, rights and liabilities arising from the Related Assets, the Related Liabilities and Related Services.

2.5	The Service Company shall, pursuant to the terms of this Agreement, notify the other party to any relevant contract regarding the transfer of the Related Assets, the Related Liabilities and the Related Services to Neimenggu Mobile, and obtain such party’s consent to such transfer.

ARTICLE THREE    REGISTERED CAPITAL AND EQUITY INTERESTS

AFTER ASSETS INJECTION

3.1	After the Effective Date, Neimenggu Mobile shall handle the relevant registered capital assets injection formalities in a timely fashion.

3.2	After the assets injection in accordance with the above article, CMCC will still hold 100% of the equity interests in Neimenggu Mobile.

ARTICLE FOUR    RELATED PERSONNEL

4.1	From the Effective Date, the Related Personnel shall be employed by Neimenggu Mobile. To avoid any dispute, during the period from the Base Date to the Effective Date, any and all changes of the Related Assets or the Related Liabilities arising from the employment of the Related Personnel shall be handled pursuant to the Agreement Article 2.4.

ARTICLE FIVE    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each Party hereto represents, warrants and undertakes to the other Parties that:

(1)	it is an independent legal person duly established and in valid existence under the laws of China;

(2)	it has all requisite authority, power and authorization to execute the Agreement and perform the responsibilities and obligations under the Agreement;

(3)	any and all terms and conditions under the Agreement comply with its Articles of Incorporation, laws and regulations of China, and any agreement entered into with any third party;

(4)	the representative to sign the Agreement has been duly authorized. The Agreement, upon execution, will constitute legal, valid, binding and enforceable obligations of each of CMCC, the Service Company and Neimenggu Mobile.

5.2	Each of CMCC and the Service Company hereby represents and warrants to Neimenggu Mobile that, as of the Effective Date, Neimenggu Mobile will own the Related Assets and the Related Services, clear and free of any encumbrance, pledge or any other third-party interests.

5.3	Neimenggu Mobile hereby represents and warrants to CMCC and the Service Company that, as of the Effective Date, Neimenggu Mobile will undertake the Related Liabilities, including payment of construction in progress due after the Effective Date, among which, as for the construction payments pursuant to the stripping principle stipulated by CMCC that has been paid by the Service Company, Neimenggu Mobile shall pay in full to the Service Company before December 31, 2004.

ARTICLE SIX    LIABILITIES ARISING FROM BREACH OF CONTRACT

6.1	In case of any breach of the provisions or representations, warranties and undertakings under the Agreement, the Party that breaches the Agreement shall compensate the other parties to the Agreement or undertake any and all losses, expenses and liabilities arising from the breach of contract of the other parties, including, but not limited to, the relevant litigation or arbitration costs and attorney fees.

ARTICLE SEVEN    CONFIDENTIALITY

7.1	Unless stipulated or required by the law or relevant regulatory body, any party to the Agreement shall not provide or disclose any information in relation to the business and finance of the other parties to any institution or individual without the prior written consent of the other parties.

ARTICLE EIGHT    FORCE MAJEURE

8.1	In any event of force majeure which is unforeseeable, unavoidable and insurmountable to its happening and consequences, resulting in any inability on any Party to perform the related obligations hereunder, the affected Party shall immediately notify the other Parties of such event, and provide the other Parties within fifteen (15) days valid documents of proof evidencing the detailed occurrence of such event, and reasons for its inability or delay to perform all or part of such obligations under the Agreement. Upon the extent to which an event of force majeure affects the performance of such obligations, the Parties hereto shall consult each other so as to work out fair and reasonable remedies and endeavour to solve the matter.

ARTICLE NINE    SETTLEMENT OF DISPUTES

9.1	Any dispute arising from or in connection with the interpretation or performance of this Agreement shall be settled by the Parties through friendly negotiations conducted among representatives appointed by the Parties for this purpose. In the case that no resolution is reached through consultations within 60 days after the occurrence of such dispute, any Party may bring an action to a competent People’s Court in China for its judgment.

ARTICLE TEN    GOVERNING LAW

10.1	The Agreement shall be governed by and interpreted in accordance with the laws of China.

ARTICLE ELEVEN    NO WAIVER

11.1	Unless the law states otherwise, any failure to exercise or delay in exercising its rights or powers by one party hereunder shall not be construed as a waiver of such rights or powers. Any one time or partial exercise of such rights or powers by one party shall not affect any further or complete exercise of such rights or powers.

ARTICLE TWELVE    NOTICES

12.1	Any notice to be given under the Agreement shall be made in writing and sent by hand delivery or mail or facsimile to the other Party’s address set out in the front page of the Agreement or to any other address as such Party may designate in writing from time to time.

12.2	Any notice shall be deemed as having been received at the time of delivery if delivered in person; if delivered by mail, on the second working day following the mailing date as indicated by the postal chop; if transmitted by facsimile, upon delivery.

ARTICLE THIRTEEN    EFFECTIVENESS AND MISCELLANEOUS

13.1	The Agreement shall come into effect upon the date when it is executed by the legal persons or authorized representatives of the Parties.

13.2	Upon the unanimous agreement of the Parties hereto, the Agreement may be amended or supplemented and any of such amendment or supplementary to the Agreement shall be effective only if they are in writing and executed by the legal persons or authorized representatives of the Parties.

13.3	The Agreement is severable. Should any provision hereof for any reason at any time be declared invalid or unenforceable by a court of competent jurisdiction, then the validity and enforceability of the remaining provisions herein shall remain intact. Under such circumstances, the Parties hereto shall, on the principle of honesty and trust, consult each other to conclude a replacement provision, so as to reach the target of the severed provision.

13.4	The Agreement is executed in Chinese in four (4) original counterparts, three of which shall be retained by each party hereto, one shall be filed with the government authority administering in industry and commerce. Each counterpart is equally effective.

PARTY A: CHINA MOBILE COMMUNICATIONS CORPORATION

By:	/s/ ZHANG Ligui
Legal Person

PARTY B: NEIMENGGU COMMUNICATION SERVICE COMPANY

By:	/s/ YANG Quangui
Authorized Representative

PARTY C: NEIMENGGU MOBILE COMMUNICATION COMPANY LIMITED

By:	/s/ LIU Xuefeng
Authorized Representative

Schedule to Exhibit 4.2

Pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act of 1933, as amended, the following is a schedule of documents substantially identical in all material respects except as to the parties thereto, the independent valuer, the region of the mobile telecommunication business, the value of the related assets and related liabilities to be injected by the relevant party from the document filed as Exhibit 4.2.

Exhibit 4.2 Filed

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Neimenggu Communication Service Company
Party C:	Neimenggu Mobile Communication Company Limited
Terms:	The total value of the related assets and related liabilities to be injected by Party A into Party C is RMB2,852,621,800.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Neimenggu

Agreements Substantially Identical to Exhibit 4.2 and Omitted

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Jilin Communication Service Company
Party C:	Jilin Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB3,267,579,300.
Independent valuer:	China United Assets Appraisal Co., Ltd.
Region:	Jilin

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Heilongjiang Communication Service Company
Party C:	Heilongjiang Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB4,490,508,100.
Independent valuer:	China United Assets Appraisal Co., Ltd.
Region:	Heilongjiang

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Guizhou Communication Service Company
Party C:	Guizhou Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB2,531,981,600.
Independent valuer:	China United Assets Appraisal Co., Ltd.
Region:	Guizhou

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Yunnan Communication Service Company
Party C:	Yunnan Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB4,127,130,700.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Yunnan

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Xizang Communication Service Company
Party C:	Xizang Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB838,643,700.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Xizang

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Gansu Communication Service Company
Party C:	Gansu Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB1,692,599,700.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Gansu

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Qinghai Communication Service Company
Party C:	Qinghai Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB892,565,000.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Qinghai

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Ningxia Communication Service Company
Party C:	Ningxia Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB730,447,300.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Ningxia

Agreement:	Asset Injection Agreement
Date:	April 9, 2004
Party A:	China Mobile Communications Corporation
Party B:	Xinjiang Communication Service Company
Party C:	Xinjiang Mobile Communication Company Limited
Terms:	The total value of the related assets and liabilities to be injected by Party A into Party C is RMB2,571,599,600.
Independent valuer:	Zhongqihua Asset Appraisal Company Limited
Region:	Xinjiang